SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2009

IB3 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South High Street Canal Winchester, Ohio	43110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 833-9713

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

On September 25, 2009, the Board of Directors of Registrant dismissed Seale and Beers, CPAs, its independent registered public account firm. On the same date, September 25, 2009, the accounting firm of Maddox Ungar Silberstein, PLLC was engaged as the Registrant's new independent registered public accounting firm. The Board of Directors of the Registrant approved of the dismissal of Seale and Beers, CPAs and the engagement of Maddox Ungar Silberstein, PLLC as its independent auditor.

Seale and Beers, CPAs did not produce a report on the Company's financial statements for either of the past two years. However, the Registrant's financial statements, which were reviewed by Seale and Beers, CPAs, in the Registrant's Form 10-Q for the period ended June 30, 2009, did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's financial statements for the period ended June 30, 2009 contained a going concern qualification.

During the registrant's two most recent fiscal years and through September 25, 2009, there were no disagreements with Seale and Beers, CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers, CPAs' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Registrant's financial statements.

The registrant has requested that Seale and Beers, CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

On September 25, 2009, the Registrant engaged Maddox Ungar Silberstein, PLLC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Maddox Ungar Silberstein, PLLC regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter re Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IB3 Networks, Inc.

By:	/s/ Eric Schmidt
Eric Schmidt
Chief Executive Officer

Date:    September 25, 2009

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